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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549





                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 August 26, 1999
                                (Date of Report)



                                THE RICEX COMPANY
               (Exact Name of Registrant as Specified in Charter)

                         Commission File Number: 0-24285


               DELAWARE                                      68-0412200
(State or Other Jurisdiction of Incorporation)            (I.R.S. Employer
                                                         Identification No.)


               1241 Hawk's Flight Court, El Dorado Hills, CA 95762
                    (Address of Principal Executive Offices)

                                 (916) 933-3000
                         (Registrant's Telephone Number)


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Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 17, 1999, The RiceX Company (the "Company") dismissed PricewaterhouseCoopers LLP ("PwC") as its independent accountants. The decision to dismiss PwC was approved by the Company's Board of Directors. PwC's reports on the Company's financial statements for each of the past two years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle except the reports for each of the past two years expressed substantial doubt about the Company's ability to continue as a going concern. During the Company's most recent fiscal years and through August 26, 1999, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on the financial statements for such years.

The Company has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated August 26, 1999 is filed as Exhibit 1 to this Form 8-K.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 THE RICEX COMPANY



Date   August 26, 1999                           /s/ Danial L. McPeak
       ---------------                           --------------------------
                                                 Chairman of the Board and
                                                 Chief Executive Officer



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